Exhibit 99.01

1.	BASIC LEASE TERMS

a.	DATE OF LEASE:

b.	TENANT: Cepheid, a California corporation
Trade Name: Cepheid
Address (Leased Premises): 1631 220th Street SE, Bothell, Washington 98021
Building/Unit: Building A (consisting of 39,600 rentable square feet) / Unit 102
Address (For Notices): 904 Caribbean Drive, Sunnyvale, California 94089

Attention: Steven Dahl, Facilities Manager

c.	LANDLORD: Teachers Insurance & Annuity Association of America, Inc. a New York corporation
Address (For Notices):22118 20th Avenue SE, Suite 138, Bothell, Washington 98021
with a copy to such other place as Landlord may from time to time designate by notice to Tenant.

d.	TENANT’S USE OF PREMISES: Tenant shall use the Premises for general office, research, laboratories and manufacturing facility for a biomedical company.

e.	PREMISES AREA: An agreed 15,896 (being 5,505 rsf of office, 8,643 rsf of lab and 1,748 rsf of warehouse) Rentable Square Feet

f.	PROJECT AREA: An agreed 632,591 Rentable Square Feet

g.	LEASE TERM: This Lease shall commence on September 1, 2005 or such earlier or later date as is provided in Section 3 (the “Commencement Date”), and shall terminate on the last day of the Seventy - Second (72nd) full calendar month after the Commencement Date (the “Expiration Date”).

h.	BASE MONTHLY RENT (months refer to period through the applicable full calendar month):

Commencement Date – Month 12 Month 13 - Month 24 Month 25 - Month 36 Month 37 - Month 48 Month 49 - Month 60 Month 61 - Month 72	$18,545 $19,539 $20,532 $21,526 $22,519 $23,513	($14.00/rsf/yr) ($14.75/rsf/yr) ($15.50/rsf/yr) ($16.25/rsf/yr) ($17.00/rsf/yr) ($17.75/rsf/yr)

i.	PREPAID RENT (for months in addition to first month’s rent): $ N/A

j.	SECURITY DEPOSIT: $30,835.00 NON-REFUNDABLE CLEANING FEE: $0.00

k.	BROKER(S): Tenant’s Broker Tom Erlandson ; Alexander Commercial
Landlord’s Broker CB Richard Ellis.

l.	GUARANTOR(S): N/A

m.	PARKING: 52 unreserved, non exclusive, uncovered parking stalls;
4 reserved, exclusive parking stalls

n.	EXHIBITS:

Exhibit A –	The Premises
Exhibit B –	The Project
Exhibit C –	Premises Condition and
Work Letter Agreement [if applicable]
Exhibit D —	Rules and Regulations
Exhibit E –	Tenant Sign Criteria
Exhibit F –	Additional Utilities or Services [if applicable]

2.	PREMISES/COMMON AREAS/PROJECT.

a.	Premises. Landlord leases to Tenant the premises described in Section 1 and in Exhibit A (the “Premises”), located in the building described in Section 1 (the “Building”) and in the project described in Section 1 and on Exhibit B (the “Project”). By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to any Landlord’s Work required under this Lease. “Landlord’s Work” shall consist of such work, if any, as is specifically identified as Landlord’s responsibility under Exhibit C. Unless otherwise identified in written notice from Tenant to Landlord prior to the dates specified below, Landlord’s Work shall be deemed approved by Tenant in all respects on the earlier of (a) the date Tenant commences construction or installation of any improvements, or (b) the date Tenant begins to move its personal property into the Premises. Tenant represents and warrants that it agrees with the square footage specified for the Premises and the Project in Section 1 and will not hereafter challenge such determination and agreement. The Premises shall also include one (1) loading dock adjacent to the Premises.

b.	Common Areas. As used in this Lease, “Common Areas” shall mean all portions of the Project not leased or demised for lease to specific tenants. During the Lease Term, Tenant and its licensees, invitees, customers and employees shall have the non-exclusive right to use the public portions of the Common Areas, including all parking areas, landscaped areas, entrances, lobbies, elevators, stairs, corridors, and public restrooms in common with Landlord, other Project tenants and their respective licensees, invitees, customers and employees. Landlord shall at all times have exclusive control and management of the Common Areas and no diminution thereof shall be deemed a constructive or actual eviction or entitle Tenant to compensation or a reduction or abatement of rent. Notwithstanding the foregoing, Landlord agrees not to reduce the Common Areas in a manner that materially or adversely affects Tenant. Landlord in its discretion may increase, decrease or change the number, locations and dimensions of any Common Areas and other improvements shown on Exhibit A which are not within the Premises. Where Common Areas are associated with particular buildings (e.g., the parking stalls directly in front of an entry door), Landlord may designate their use as limited to some or all of the occupants of the applicable building.

c.	Project. Landlord reserves the right in its sole discretion to modify or alter the configuration or number of buildings in the Project, provided only that upon such modification or alteration, the Project Area as set forth in Section 1(f), and Tenant’s Share as set forth in Section 4(b), shall be adjusted to reflect such modification or alteration.

3.	LEASE TERM; EARLY ACCESS.

a.	Lease Term. The Commencement Date listed in Section l of this Lease represents an estimate of the Commencement Date. This Lease shall commence on the estimated Commencement Date if there is no Landlord’s Work required under this Lease. If Landlord’s Work is required under this Lease, then this Lease shall commence on the estimated Commencement Date if Landlord’s Work is substantially completed (as that term is used in the construction industry) by such date, but if the Commencement Date will be later than the Section 1 Commencement Date, the Commencement Date shall be the first to occur of the following events (i) the date on which Landlord notifies Tenant that Landlord’s Work is substantially complete, which shall include Landlord obtaining a Certificate of Occupancy, or (ii) if substantial completion of Landlord’s Work is delayed due to Tenant’s change orders or Tenant’s failure to perform its obligations under this Lease, then the date reasonably determined by Landlord as the date upon which Landlord’s Work would have been substantially completed, but for Tenant’s change orders or Tenant’s failure to perform. If this Commencement Date is later than the Section 1 Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Landlord and Tenant shall confirm the Commencement Date by written memorandum within a reasonable time after the Commencement Date. This Lease shall be for a term (“Lease Term”) beginning on the Commencement Date and ending on the Expiration Date, unless extended or sooner terminated in accordance with the terms of this Lease. All provisions of this Lease, other than those relating to payment of Base Monthly Rent and Tenant’s Share of Expenses, shall become effective on the earlier of the Commencement Date or the date that Tenant or its officers, agents, employees or contractors is first present on the Premises for inspection, construction or move in purposes.

b.	Early Access. Tenant shall be entitled to be present on the Premises as of the date of mutual execution and delivery of this Lease for the purpose of planning, measuring, and installing Tenant’s improvements such as trade fixtures, telephone systems and computer cabling, as well as commencing business operations from the Premises, provided that (i) Tenant shall not interfere with Landlord’s construction of any improvements in the Premises (including, without limitation, Landlord’s Work) and shall coordinate with Landlord’s activities and comply with Landlord’s reasonable directives, (ii) all provisions of the Lease other than those relating to continuous occupancy and payment of Base Monthly Rent and Additional Rent shall apply to any such pre-commencement occupancy (including specifically without limitation all provisions relating to insurance, indemnity, and freedom from liens), (iii) if Tenant commences business operations from the Premises during such period, then as of the date of such commencement of business, Tenant shall pay Tenant’s Share of Expenses for the Premises, and as of

September 1, 2005, Tenant shall commence to pay Base Monthly Rent, and (iv) Tenant shall reimburse Landlord for any utilities used by Tenant in the Premises (e.g., electricity) during such period of early occupancy within thirty (30) days of invoice from Landlord. Tenant shall not be deemed to have commenced business operations by moving furniture and equipment into the Premises. Notwithstanding the foregoing, Tenant acknowledges that the Premises may not be fully demised from the remainder of the Building as of the date that Tenant commences early access pursuant to this paragraph. Accordingly, Tenant agrees not to use any areas of the Building outside of the Premises and Common Areas, and further agrees to indemnify, defend and hold Landlord harmless from any costs, claims, damages or expenses related to Tenant’s use of any areas of the Building outside of the Premises and Common Areas.

4.	RENT

a. Base Monthly Rent. Tenant shall pay Landlord monthly base rent in the initial amount in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month (“Base Monthly Rent”) provided, however, an amount equal to the Base Monthly Rent and Tenant’s Share of Expenses for the first full paying month is due and payable upon execution of this Lease. If the term of this Lease contains any rental abatement period, Tenant hereby agrees that if Tenant breaches the Lease and fails to cure such breach within the applicable cure period, if any, and/or abandons the Premises before the end of the Lease term, or if Tenant’s right to possession is terminated by Landlord because of Tenant’s breach of the Lease, the rental abatement period shall be deemed extinguished, and there shall be immediately due from Tenant to Landlord, in addition to any damages otherwise due Landlord under the terms and conditions of the Lease, Base Monthly Rent prorated for the entirety of the rental abatement period at the average Base Monthly Rent for the Lease, plus any and all other charges (such as Expenses) that were abated during such rental abatement period.

     For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated Rents, provided herein, to the periods which correspond to the actual Rent payments as provided under the terms and conditions of this agreement.

b. Expenses. The purpose of this Section 4(b) is to ensure that Tenant bears a share of all Expenses related to the use, maintenance, ownership, repair or replacement, and insurance of the Project. Accordingly, beginning on the date Tenant takes possession of the Premises, Tenant shall each month pay to Landlord one-twelfth (1/12) of Tenant’s Share of Expenses related to the Project. As used in this Lease, “Tenant’s Share” shall mean the Premises Area, as defined in Section 1(e), divided by the Project Area, as defined in Section 1(f), and “Tenant’s Share of Expenses” shall mean the total Expenses for the Project for the applicable calendar year multiplied by Tenant’s Share. Landlord may specially allocate individual expenses where and in the manner necessary, in Landlord’s discretion, to appropriately reflect the consumption of the expense or service. Landlord shall provide Tenant an estimate of Expenses for the initial year of the Lease Term prior to the Commencement Date. In the event the average occupancy level of the Project for any year is less than one hundred percent (100%), the actual Expenses for such year shall be proportionately adjusted to reflect those costs which Landlord estimates would have been incurred, had the Project been one hundred percent (100%) occupied during such year. Tenant’s Share of Expenses and all other amounts owed by Tenant to Landlord under this Lease may be referred to in this lease as “Additional Rent.”

1) Expenses Defined. The term “Expenses” shall mean all costs and expenses of the ownership, operation, maintenance, repair or replacement, and insurance of the Project, including without limitation, the following costs:

(a) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project,

(b) All maintenance, janitorial, legal, accounting, insurance, service agreement and management (including on-site management office) costs related to the Project;

(c) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc. These costs may be included either based on actual expenditures or the use of an accounting reserve based on past cost experience for the Project.

(d) Amortization (along with reasonable financing charges) of capital additions or improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its reasonable discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred).

(e) Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged,

levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by Rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. “Real Property Taxes” shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income, or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state federal or any improvement or other district, whether such tax is (1) determined by the value of the Project or the Rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project, (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project, (5) based on any parking spaces or parking facilities provided in the Project, 6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants, or (7) otherwise based on the operation of the Project (such as transit, carpooling or environmental facilities.

(f) Landlord agrees that Expenses as defined in Section 4(b) shall not include leasing commissions; payments of principal and interest on any mortgages, deeds of trust or other encumbrances upon the Project; depreciation of the capital cost of capital additions or improvements except as provided at 4(b)(1)(d); Landlord’s executive salaries, management fees in excess of market rates; costs resulting from defective design or construction of the Project; costs incurred in connection with entering into new leases; or costs of disputes under current, past, or future leases. In no event shall Expenses include any charge for which Landlord receives reimbursement from insurance or from another Tenant, nor shall any item of Expense be counted more than once, nor shall Landlord collect more than one hundred percent (100%) of Expenses.

2) Annual Estimate of Expenses. When Tenant takes possession of the Premises, Landlord shall estimate Tenant’s Share of Expenses for the remainder of the calendar year, and at the commencement of each calendar year thereafter, Landlord shall provide Tenant with an estimate of Tenant’s Share of Expenses for the ensuing calendar year.

3) Monthly Payment of Expenses. Tenant shall pay to Landlord, monthly in advance, as Additional Rent, one-twelfth (1/12) of the Annual Estimate of Tenant’s Share of Expenses beginning on the date Tenant takes possession of the Premises. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting shall reflect Tenant’s Share of Expenses. If the Expenses paid by Tenant under this Section 4(b)(3) during the preceding calendar year were less than the actual amount of Tenant’s Share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within thirty (30) days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant’s receipt of this notice. Tenant shall have ninety (90) days from receipt of such notice to contest the amount due; failure to so notify Landlord shall represent final determination of Tenant’s Share of Expenses. If Tenant’s payments were greater than the actual amount, then such overpayment shall be credited by Landlord to amounts due from Tenant under this Lease, or refunded to Tenant within sixty (60) days if the Lease Term has expired or been terminated.

c. Rent Without Offset and Late Charge. As used herein, “Rent” shall mean all monetary sums due from Tenant to Landlord. All Base Monthly Rent shall be paid by Tenant to Landlord without prior notice or demand in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as landlord may designate in writing from time to time. Whether or not so designated, all other sums due from Tenant under this Lease shall constitute Additional Rent, payable without prior notice or demand when specified in this Lease, but if not specified, then within ten (10) days of demand. All Rent shall be paid without any deduction or offset whatsoever. All Rent shall be paid in lawful currency of the United States of America. Proration of Rent due for any partial month shall be calculated by dividing the number of days in the month for which Rent is due by the actual number of days in that month and multiplying by the applicable monthly rate. Tenant acknowledges that late payment by Tenant to Landlord of any Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any Rent or other sum due from Tenant is not received within five (5) days of when due, Tenant shall pay to Landlord an additional sum equal to ten percent (10%) of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all such delinquent Rent or other sums, plus this late charge, shall bear interest at the rate of 18 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $40.00, and thereafter, Landlord may require Tenant to pay all future payments of Rent or other sums due by money order or cashier’s check. This handling charge may be increased from time to time by Landlord to reflect increases in Landlord’s administrative costs of dealing with bad checks.

5.	PREPAID RENT. Upon the execution of this Lease, Tenant shall, in addition to the payment of the first month’s Rent as set forth in Section 4(a), pay to Landlord the prepaid Rent set forth in Section 1(i), and if Tenant is not in default of any provisions of this Lease, such prepaid Rent shall be applied toward Base Monthly Rent for the months set forth in Section 1(i). Landlord’s obligations with respect to the prepaid Rent are those of a debtor and not of a trustee, and Landlord can commingle the prepaid Rent with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the prepaid Rent. Landlord shall be entitled to immediately endorse and cash Tenant’s prepaid Rent; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid Rent.

6.	DEPOSIT. Upon execution of this Lease, Tenant shall deposit a Security Deposit and a Non-Refundable Cleaning Fee as set forth in Section 1(j) with Landlord. If twice within any 12 month period, late charges are assessed against Tenant by Landlord, Landlord may, by written notice to Tenant, require Tenant to pay Landlord an amount equal to one payment of Base Monthly Rent as an increase in the Security Deposit, which additional amount shall be due within 5 days after Tenant’s receipt of the notice. If Tenant is in default, Landlord can use the Security Deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant’s default. Notwithstanding the foregoing, Landlord agrees that it shall not apply the Security Deposit towards a Tenant default until after the expiration of any notice and cure periods provided to Tenant under Section 20 of this Lease. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord to restore the Security Deposit to its full amount. In no event will Tenant have the right to apply any part of the Security Deposit to any Rent or other sums due under this Lease. If Landlord transfers its interest in the Premises, Landlord shall transfer the Security Deposit to its successor in interest, whereupon Landlord shall be automatically released from any liability for the return of the Security Deposit. If, at the end of the Lease Term, Tenant has fully complied with all obligations under this Lease, then the remaining Security Deposit shall be returned to Tenant after Landlord has verified that Tenant has fully vacated the Premises, removed all of its property and surrendered the Premises in the condition required under this Lease; provided that Landlord may hold back a portion of the Security Deposit until final determination of

Tenant’s Share of Expenses, whereupon a final adjustment shall be made and any remaining Security Deposit shall be returned to Tenant no later than sixty (60) days after the end of the Lease Term. The Non-Refundable Cleaning Fee shall be retained by Landlord. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord can commingle the Security Deposit with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the deposit. Each time the Base Monthly Rent is increased, Tenant shall deposit additional funds with Landlord sum sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Monthly Rent as the initial Security Deposit bore to the initial Base Monthly Rent.

7.	USE OF PREMISES AND PROJECT FACILITIES; EXISTING EQUIPMENT.

a.	Use of Premises and Project Facilities.

1)	Tenant acknowledges that except as provided in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the zoning of the same, or with respect to the suitability of the Premises or the Project for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, in its commercially reasonable discretion, without compensation or notice to Tenant provided that Tenant’s use and enjoyment are not unreasonably interfered with (except on a reasonable temporary basis). Tenant, as its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities including, but not limited to, the Americans with Disabilities Act, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose any duty upon Landlord or Tenant arising out of Tenant’s use or occupancy of the Premises, and insofar as any thereof relate to or affect the condition, use, alteration, or occupancy of the Premises. Tenant shall further be responsible for the cost of any alterations or modifications to the Building that are required due to Tenant’s use of the Premises. Tenant shall at all times comply with the rules and regulations attached hereto as Exhibit D and any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. Tenant acknowledges that, except for Landlord’s obligations pursuant to Section 13, Tenant is solely responsible for ensuring that the Premises comply with any and all governmental regulations applicable to Tenant’s conduct of business on the Premises, and that Tenant is solely responsible for any alterations or improvements that may be required by such regulations, now existing or hereafter adopted.

2)	Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose whatsoever without obtaining the prior written consent of Landlord, not to be unreasonably withheld. Without limitation, Tenant shall not use the Premises for any use that would (in Landlord’s reasonable opinion): (1) materially increase the risk of environmental contamination in the Building, (2) generate such airborne byproducts, vibration or noise as would create a material risk of disruption of the activities of other tenants in the Building, (3) be of a nature substantially more controversial than the uses of other tenants in the Building so as to create a likelihood, in Landlord’s reasonable judgment, that demonstrations or vandalism will be directed against the new use, or (4) place materially greater demands on the Building systems, unless Tenant agrees to pay for all necessary upgrades and the cost of additional usage. Tenant shall not house or perform any research or tests on any human or animal subjects in the Premises or Building. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project, unless Tenant agrees to pay for the same. Tenant shall not use, occupy, or permit the use or occupancy of the Premises for any purpose which is illegal or which Landlord, in its reasonable discretion, deems to be dangerous, or permit anything to be done which is prohibited by or which shall in any way conflict with any law, statute, ordinance, or governmental rule, regulation or covenants, conditions and restrictions affecting the Project, now or hereinafter in force. Tenant shall not use any apparatus which unreasonably makes undue noise or sets up vibrations in or about the Building. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall unreasonably interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises. Tenant shall have access to the Premises 24 hours per day, 7 days per week and 52 weeks per year.

b.	Existing Equipment. During the term of this Lease, Tenant shall be entitled to use any existing laboratory equipment, case work, fume hoods, voice/data lines and cabling left in the Premises by prior tenants (collectively, the “Existing Equipment”). Tenant hereby accepts the Existing Equipment in its as-is, where is condition. Tenant acknowledges that it has been afforded a full opportunity to inspect the Existing Equipment and that its use of the Existing Equipment is at its own risk and expense. Tenant further acknowledges that, notwithstanding any prior or contemporaneous oral or written representations, statements, documents or understandings, Landlord has not made and does not make any representations or warranties of any kind whatsoever, either express or implied, including but not limited to any implied warranties of merchantability or fitness for a particular purpose, with respect to the Existing Equipment. Tenant shall be solely responsible at its cost for maintaining, repairing and/or replacing the Existing Equipment during the term of this Lease. Tenant hereby releases and agrees to indemnify and defend Landlord from and against any claims or damages related to the Existing Equipment arising out of Tenant’s use of the Existing Equipment.

8.	HAZARDOUS SUBSTANCES; DISRUPTIVE ACTIVITIES

a.	Hazardous Substances.

(1)	Presence and Use of Hazardous Substances. The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment and all industry standards, including, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act, the Chemical Hazards Regulation, the Transportation of Dangerous Goods Control Act and Regulation, and the Occupational Health and Safety Act and all state and local counterparts thereto; including but not limited to all applicable Washington requirements, including, but not limited to, the Washington Model Toxics Control Act, the Washington Industrial Safety and Health Act, and any policies or rules promulgated thereunder as well as any County or City ordinances (including King County waste management ordinances and regulations) that may operate independent of, or in conjunction with, the

State programs, as well as the standards, policies and procedures set forth in the CDC/NIH publication Biosafety in Microbiological and Biomedical Laboratories, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Article 7 of this Lease. The term “Hazardous Substances” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof), natural gas, synthetic gas, polychlorinated biphenyls (PCBs), radioactive material, viruses and bioengineered materials, pharmaceuticals, Medical Waste as defined in 42 U.S.C. 6992 (1998) or any comparable law, drugs and other medical or research items and substances and any and all materials used in biomedical research for which special reporting, handling (including special security measures to prevent theft or misuse) and/or disposal is required. For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the “owner” and“operator” of Tenant’s “facility” and the “owner” of all Hazardous Substances brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom. Except as otherwise permitted under this Article 8, Tenant shall not permit or cause any party to bring any Hazardous Substances upon the Premises and/or the Building or transport, store, use, generate, manufacture, dispose, or release any Hazardous Substances on or from the Premises and/or the Building except in compliance with Environmental Requirements. Tenant shall be entitled to use those materials necessary to Tenant’s permitted use of the Premises, provided that all such use shall comply with all Environmental Requirements and this Lease. With respect to any Hazardous Substance, Tenant shall:

(i)	Comply promptly, timely, and completely with all Environmental Requirements, including without limitation all governmental requirements for reporting, keeping, and submitting manifests, and obtaining and keeping current identification numbers;

(ii)	Make available to Landlord true and correct copies of all reports, manifests, permits, material data sheets, inspection reports, identification numbers and any other storage, use or disposal documentation related to Hazardous Substances, at the same time as they are required to be and/or are submitted to the appropriate governmental authorities;

(iii)	Within fifteen (15) days of Landlord’s request, submit written reports to Landlord regarding Tenant’s use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Landlord of Tenant’s compliance with the applicable government regulations;

(iv)	Allow Landlord or Landlord’s agent or representative to come on the premises at all times during regular business hours, upon reasonable prior notice, to check Tenant’s compliance with all applicable governmental regulations regarding Hazardous Substances;

(v)	Comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances;

(vi)	Comply with all Environmental Requirements and applicable governmental rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment, and disposal of Hazardous Substances;

(vii)	Deliver to Landlord, within five (5) business day after delivery to the applicable governmental entity, a copy of any notice, report, correspondence or documentation related to any alleged or actual violation or potential violation of any Environmental Requirements, provided that Tenant shall give Landlord verbal notice as soon as possible of any violation of Environmental Requirements involving an imminent threat of damage to persons or property;

(viii)	Maintain, update in compliance with Environmental Requirements (as the same may be amended from time to time) and make available to Landlord complete, true and correct copies of Tenant’s written handling procedures, handbooks and guidelines (provided that Tenant acknowledges that no action of Landlord shall make Landlord liable for the contents or inadequacies thereof);

(ix)	Maintain, update in compliance with Law (as the same may be amended from time to time) and make available to Landlord complete, true and correct copies of Tenant’s written emergency procedures relating to unauthorized release of Hazardous Materials (provided that Tenant acknowledges that no action of Landlord shall make Landlord liable for the contents or inadequacies thereof);

(x)	Conduct such periodic reviews of employee procedures and past practices as are customary in the industry to reasonably ensure compliance with all Environmental Requirements

(2)	If Tenant is in violation of this Section 8, any and all reasonable costs incurred by Landlord and associated with Landlord’s monitoring of Tenant’s compliance with this Section 8 (which monitoring shall be of a type and scope reasonably suited to the default, and which shall be limited to a reasonable period of time in light of the particular default), including Landlord’s reasonable attorneys’ fees and costs, shall be Additional Rent and shall be due and payable to Landlord within thirty (30) days of invoice.

b.	Cleanup Costs, Default and Indemnification.

(1)	Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises, Common Areas, or Building.

(2)	Tenant shall indemnify, defend and save Landlord and Landlord’s lender, if any, harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord’s and Landlord’s lender’s attorneys’ fees and costs) as a result of Tenant’s use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises, Common Areas, Building or Project.

(3) Upon Tenant’s default under this Section 8, in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to recover any and all damages associated with the default, including, but not limited to cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building, any and all damages and claims asserted by third parties and Landlord’s attorneys’ fees and costs.

c.	Disposal of Waste

(1)	Refuse Disposal. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

(2)	Sewage Disposal. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) in excess of the lesser amount (i) reasonably contemplated by the uses permitted under this Lease or (ii) permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

(3)	Disposal of Other Waste. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, adversely affect the (a) health or safety of persons, wherever located, whether on the Premises or elsewhere (b) condition, use or enjoyment of the Premises or any other real or personal property, wherever located, whether on the Premises or anywhere else, or (c) Premises or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

d.	Disruptive Activities. Tenant shall not:

(1)	Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not, outside the Premises, be materially different that the light or heat from other sources outside the Premises;

(2)	Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

(3)	Create, or permit to be created, any ground vibration that is materially discernible outside the Premises;

(4)	Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, or about the Project; or

(5)	Create, or permit to be created, any noxious odor that is disruptive to the business operations of any other tenant in the Project.

e.	Tenant’s Equipment and Installations.

(1)	Tenant shall install, and shall at all times maintain in good working condition, such handling and safety equipment as is necessary for the appropriate and safe handling of all Hazardous Materials generated, used, stored or disposed of on the Premises by Tenant. Such equipment shall include but not be limited to (i) such hoods, ducting, filters, and air treatment equipment as is necessary to ensure that the air both within the Premises and after venting is in compliance with all Environmental Requirements, and (ii) such storage and containment vessels for the handling and disposal of Hazardous Materials as are reasonably necessary to prevent any release thereof in violation of Environmental Requirements, and (iii) such emergency response equipment, including but not limited to showers, decontamination equipment, and the like, as is reasonably necessary to respond appropriately to any release of Hazardous Materials that threatens damage to persons or property or is otherwise in violation of Environmental Requirements.

f.	Decommissioning. Prior to the expiration or earlier termination of the Lease Term, Tenant shall provide a decommissioning report prepared or reviewed by an independent third party showing Tenant’s compliance with all decommissioning rules and regulations and demonstrating that the Premises have been left in a clean and uncontaminated state.

g.	Survival. The provisions of this Article 8 shall survive the expiration or termination of the Lease with respect to any events occurring during the Lease Term and prior to such expiration or termination.

9.	SIGNAGE. Tenant shall not place any signs or symbols in the windows or on the doors of the Premises or upon any part of the Building without Landlord’s prior written consent, which shall not be unreasonably withheld. Any such signs or symbols shall be in conformity with other signs on the Premises and Building, and all applicable laws, ordinances and regulations. Tenant shall maintain any such signs or symbols in good condition at its sole cost and expense. Tenant shall remove such signs and symbols at its sole cost and expense upon termination of the Lease Term, and shall repair all damage caused by such removal. If Tenant fails to remove any sign or symbol and/or repair any damage caused by its removal, Landlord may have the same removed and/or repaired at Tenant’s expense. In addition to the foregoing requirements, all signing shall comply with all other rules and regulations adopted from time to time by Landlord, including without limitation the rules and regulations relating to signs as contained in Exhibit E. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the

Premises, without Landlord’s prior written consent, which shall not be unreasonably withheld. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord’s prior written consent, which shall not be unreasonably withheld. Any material violating this provision may be destroyed by Landlord without compensation to Tenant. Notwithstanding the foregoing, Tenant shall be entitled to Building standard signage at the entry door to its suite as well as exterior Building signage, subject to Landlord’s approval of the same and subject to Tenant’s obtaining any necessary governmental permits; Landlord shall provide Tenant with a $500 allowance to apply towards such signage.

10.	PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

11.	PARKING. Landlord grants to Tenant and Tenant’s customers, suppliers, employees and invitees, a license to use parking stalls in the designated parking areas in the Project, for the use of motor vehicles during the term of this Lease, as set forth in Section 1(m). Landlord reserves the right at any time to grant similar exclusive or non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking. Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner’s expense; provided that (i) if Tenant provides Landlord with advance notice, Tenant’s employees and invitees may park up to three (3) motor vehicles overnight for no longer than a consecutive five (5) day period each in a location designated by Landlord, and (ii) Tenant may park one (1) vehicle or van owned by Tenant overnight on a continual basis in a location designated by Landlord. Landlord agrees to designate four (4) parking spaces immediately adjacent to the entrance to the Premises as for use by Tenant visitors only.

12.	UTILITIES; SERVICES.

Landlord shall furnish the Premises with electricity for normal office use, including lighting and low power usage for office machines and water for restroom facilities. From 7:00 a.m. to 6:00 p.m. on weekdays and 9:00 a.m. to 1:00 p.m. on Saturday, excluding legal holidays (“Normal Business Hours”), Landlord shall furnish the Premises with heat and air conditioning services as required, in Landlord’s reasonable judgment, for the comfortable use and occupancy of the Premises. Landlord shall provide further services (such as janitorial services and trash disposal) if Landlord and Tenant specifically agree to such additional services and identify such services with specificity on Exhibit F hereto. If requested by Tenant, Landlord shall furnish heat and air conditioning services at times other than Normal Business Hours, and supplements to Exhibit F special services, and Tenant shall pay for such additional services as Additional Rent at Landlord’s standard rates. Without limitation, Tenant acknowledges that electricity, gas and water will not be separately metered to the Premises as of the Commencement Date, and that Tenant shall pay Tenant’s Share of the same as an Expense. Landlord reserves the right to install separate meters (at Tenant’s cost) in the future, in which case Tenant shall pay for the cost of the same directly to the providing utility.

The mechanical system is designed to accommodate heating loads generated by the types and quantities of lights and equipment commonly found in suburban office park general administrative offices. Before installing lights and equipment in the Premises which in the aggregate exceed such amount (e.g. devoting the Premises to high density computer work station operations) or require a voltage other than 120 volts single phase, Tenant shall obtain the written permission of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord may refuse to grant such permission unless Tenant agrees to pay Landlord’s costs of installing any supplementary air conditioning or electrical systems required by such equipment or lights. In addition, Tenant shall pay Landlord in advance, as Additional Rent, on the first day of each month during the Term, the amount estimated by Landlord as the cost of furnishing electricity for the operation of such equipment or lights and the amount estimated by Landlord as the cost of operating and maintaining supplementary air conditioning units necessitated by Tenant’s use of such equipment or lights. Landlord shall be entitled to install and operate, at Tenant’s cost, a monitoring/metering system in the Premises to measure the added demands on electricity and the HVAC systems resulting from such equipment and lights, and from Tenant’s HVAC requirements during other than Normal Business Hours. Tenant shall comply with Landlord’s instruction for the use of drapes, blinds and thermostats. Tenant acknowledges that Landlord shall have sole control over the determination of what utility providers serve the Project, and Landlord shall have no obligation to give access or easement rights or otherwise allow onto the Project any utility providers except those approved by Landlord in its discretion. If, for any reason, Landlord permits Tenant to purchase utility services from a provider other than Landlord’s designated compan(ies), such provider shall be considered a contractor of Tenant and Tenant shall indemnify defend and hold Landlord harmless from such provider’s acts and omissions while in, or in connection with their services to, the Building or Project in accordance with the terms and conditions of Article 15. In addition, Tenant shall allow Landlord to purchase such utility service from Tenant’s provider at Tenant’s rate or at such lower rate as can be negotiated by the aggregation of Landlord’s tenants’ requirements for such utility.

Notwithstanding the foregoing, Landlord represents to Tenant that the Building has 480 volt, 3-phase electrical capacity. Accordingly, Landlord acknowledges that Tenant may from time to time install and use equipment in the Premises that requires greater than 120 volts, including without limitation equipment requiring 220 volt single phase or 208 volt three phase power (collectively, “Excess Power Equipment”). Landlord makes no representations or warranties regarding the capacity of the Building to handle Tenant’s specifically desired Excess Power Equipment. Subject to the requirements of Section 14, Landlord agrees that Tenant may install and use such Excess Power Equipment in the Premises, at Tenant’s sole cost, so long as (i) Tenant is responsible for all utility costs related to such Excess Power Equipment (and Landlord may at Tenant’s expense install separate meters or submeters related to the same); (ii) such Excess Power Equipment does not adversely affect the Building or its systems; and (iii) any upgrades to the Building or its systems necessary to provide necessary utilities to the Excess Power Equipment shall be at Tenant’s sole cost

The costs of above-building standard and/or after-hours services shall be paid directly by Tenant to Landlord or, if so set forth in this Section 12, to the utility provider. Except for the costs of utilities and services that Tenant pays directly to a utility provider pursuant to the terms of this Lease, the costs of all utilities and services provided pursuant to this Section 12 shall be Expenses allocated to Tenant as part of Tenant’s Share of Expenses pursuant to Section 4(b) above. Tenant shall pay when due and directly to the service provider any telephone, gas, electric or other services metered, chargeable or provided to the Premises and not charged as part of Tenant’s Share of Expenses.

Landlord does not warrant that any utilities or services will be free from interruption including by reason of accident, repairs, alterations or improvements and including by reason of computer programming weaknesses known generally as the “Year 2000” problem. No utility interruption shall be deemed an eviction or disturbance of Tenant, or render Landlord liable to Tenant for damages, or relieve Tenant from the full and complete performance of all of Tenant’s obligations under this Lease. However, Landlord agrees to use reasonable efforts (i) not to cause any interruption in utilities or services to the Premises, and (ii) to correct or repair any defects or interruptions in utilities or services that are Landlord’s obligation to correct to repair as soon as reasonably possible.

Landlord shall provide such security for the Project as it deems appropriate in its sole discretion. During other than Normal Business Hours, Landlord may restrict access to the Project in accordance with the Project’s security system. Landlord shall not be liable to Tenant for injury to its agents, employees, customers or invitees, or for losses due to theft or burglary, or for damages done by unauthorized persons in the Project. Tenant acknowledges that the Building does not contain a security system. Tenant may at its sole cost install, maintain and operate a security system to the Premises, upon Landlord’s prior written approval, not to be unreasonably withheld.

Landlord shall provide two keys for the corridor door entering the Premises, and additional keys at a charge by Landlord on an order signed by Tenant. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord’s written permission, not to be unreasonably withheld, and Tenant shall not make, or permit to be made, any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Premises.

13.	MAINTENANCE.

(a)	Landlord shall maintain, in good condition, the structural parts of the Premises and Building, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including those portions of the systems lying outside the Premises, gutters and downspouts on the Building and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of all such maintenance shall be considered “Expenses” for purposes of Section 4(b). Landlord represents to Tenant that as of the date of this Lease, to the actual knowledge of Landlord, the Building is not in violation of any applicable laws, codes, or ordinances (provided that this representation shall not extend to any condition of which Tenant has actual knowledge). For purposes of this Lease, the “actual knowledge of Landlord” or similar words shall mean the actual, current knowledge of Ava Schrader, Senior Real Estate Manager for the Building, as of the date hereof, without the duty to investigate.

(b)	Except as provided above, Tenant shall maintain and repair the Premises in compliance with all applicable laws, codes and ordinances and in good condition, including, without limitation, maintaining and repairing all walls, storefronts, floors, ceilings, interior and exterior doors, exterior and interior windows and fixtures and interior plumbing as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds. Furthermore, Tenant shall surrender the Premises with all lighting and ballasts in a good and working condition.

14.	ALTERATIONS. Tenant, may, without Landlord’s prior consent, but with prior written notice to Landlord, install alterations, additions, or improvements to the interior or exterior of the Premises costing $10,000 or less in any calendar year; so long as the alterations, additions, or improvements (i) are nonstructural, (ii) do not affect Building systems, and (iii) are not visible from the exterior of the Premises (“Permitted Alterations”). Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, except for Permitted Alterations, without Landlord’s prior written consent. If Landlord gives its consent to alterations, Landlord may post notices in accordance with the laws of the state in which the premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may elect to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, Tenant at its sole cost shall restore the Premises to the condition designated by Landlord in its election, upon the last day of the term or within thirty (30) days after notice of its election is given, whichever is later. All such restoration and repair work, including without limitation the patching and spackling walls, shall be performed by a contractor approved of in advance by Landlord. Notwithstanding the foregoing, Tenant shall not be required to remove the initial Tenant improvements installed in connection with its initial occupancy of the Premises.

Should Landlord consent in writing to Tenant’s alteration of the Premises, Tenant shall contract with a contractor approved by Landlord, which approval shall not be unreasonably withheld, for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant agrees to contract with Landlord’s approved electrical and mechanical contractors for any such work. Prior to commencing any work, Tenant’s contractor(s) shall provide Landlord with proof of commercial general liability insurance satisfactory to Landlord, and Landlord may require that Landlord and its property manager be named as additional insureds and be beneficiaries of a waiver of subrogation with respect to such insurance. All such construction shall be performed in a manner which will not unreasonably interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics’ liens which may result from construction by Tenant. Tenant shall not use any portion of the common areas in connection with an alteration without the prior written consent of Landlord.

15.	RELEASE AND INDEMNITY.

a.	Tenant’s Indemnity. Tenant shall indemnify, defend (using legal counsel reasonably acceptable to Landlord) and save Landlord and its property manager harmless from all claims, suits, losses, damages, fines, penalties, liabilities and expenses (including Landlord’s personnel and overhead costs and attorneys fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to, any property arising out of or in connection with (i) Tenant’s occupation, use or improvement of the Premises, Building or Project, or that of its employees, agents or contractors, (ii) Tenant’s breach of its obligations hereunder, or (iii) any act or omission of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of Tenant, or of any such entity in or about the Premises, Building or Project. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to, constitute a waiver of Tenant’s immunity under Washington’s Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extent provided herein. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 8 AND THIS SECTION 15 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

b.	Release. Notwithstanding any other provision of this Lease, Tenant hereby fully and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, Building or Project, including but not limited to: any defect in or failure of Project equipment; any failure to make repairs; any defect, failure, surge in, or interruption of Project facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Building, provided only that the release contained in this Section 15(b) shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) resulting directly from

Landlord’s breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant. Notwithstanding any other provision of this Lease, and to the fullest extent permitted by law, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, whether such injury or loss results from conditions arising upon the Premises, Building or the Project, or from other sources or places including, without limitation, any interruption of services and utilities or any casualty, or from any cause whatsoever, including, Landlord’s negligence, and regardless of whether the cause of such injury or loss or the means of repairing the same is inaccessible to Landlord or Tenant. Tenant may elect, at its sole cost and expense, to obtain business interruption insurance with respect to such potential injury or loss.

c.	Limitation on Indemnity. In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which Landlord or Tenant (the “Indemnitor”) agrees to indemnify the other (the “Indemnitee”) against liability for damages arising out of bodily injury to persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee’s agents or employees, and (b) the Indemnitor or the Indemnitor’s agents or employees, shall apply only to the extent of the Indemnitor’s negligence.

d.	Definitions. As used in any Section establishing indemnity or release of Landlord or Tenant, “Landlord” shall include Landlord, its partners, officers, agents, employees and contractors, and “Tenant” shall include Tenant and any person or entity claiming through Tenant.

16.	INSURANCE.

a.	a. Tenant’s Insurance. Tenant shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect, a policy of commercial general liability (occurrence form) insurance, including contractual liability (including Tenant’s indemnification obligations under this Lease) insuring Tenant’s activities upon, in or about the Premises, Building or the Project, against claims of bodily injury or death or property damage or loss with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and an excess/umbrella liability insurance policy with minimum limits of not less than Five Million Dollars ($5,000,000), with such increases in limits as Landlord may from time to time

(but not more than one (1) time in a consecutive three (3) year period) require consistent with insurance requirements of institutional landlords in similar projects in the area. If Tenant manufactures on the Premises consumer goods using any materials supplied by Landlord (including but not limited to water supplied as part of utilities to the Premises), Tenant’s insurance shall include products liability insurance in the amounts specified for the commercial general liability insurance.

b. Tenant shall further, throughout the term of this Lease and any renewal thereof, at its own expense, keep and maintain in full force and effect, what is commonly referred to as “Special Cause of Loss” or “Special” coverage insurance (excluding earthquake and flood) on Tenant’s leasehold improvements in an amount equal to one hundred percent (100%) of the replacement value thereof with a coinsurance waiver. The proceeds from any such policy shall be used by Tenant for the restoration of Tenant’s improvements or alterations. As used in this Lease, “tenant’s leasehold improvements” shall mean any alterations, additions or improvements installed in or about the Premises by or with Landlord’s permission or otherwise permitted by this Lease, whether or not the cost thereof was paid for by Tenant.

All insurance required to be provided by Tenant under this Lease: (a) shall be issued by insurance companies authorized to do business in the state in which the premises are located with a financial rating of at least an A-VIII status as rated in the most recent edition of Best’s Insurance Reports; (b) shall be issued as a primary and noncontributory policy; shall be on an occurrence basis; (c) name Landlord and Landlord’s property manager as additional insured; and (d) shall contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Landlord and Landlord’s lender, before cancellation or change in coverage, scope or amount of any policy. No later than the earlier of (a) the Commencement Date, (b) Tenant’s or its agent’s or contractor’s first entry onto the Premises for purposes of performing any improvements, and at the time of all renewals thereof, Tenant shall deliver to Landlord (i) a certificate or copy of the policies of insurance required under this Lease; (ii) evidence of payment of all current premiums; and (iii) endorsements showing Landlord and its property manager as additional insureds and evidencing the waiver of subrogation required under this Lease. If Tenant fails at any time to maintain the insurance required by this Lease, and fails to cure such default within five (5) business days of written notice from Landlord then, in addition to all other remedies available under this Lease and applicable law, Landlord may purchase such insurance on Tenant’s behalf and the cost of such insurance shall be Additional Rent due within ten (10) days of written invoice from Landlord to Tenant.

b.	Landlord’s Insurance. Landlord shall, during the Term hereof, keep in full force and effect the following insurance: (a) Comprehensive General Liability or Commercial Liability Insurance with respect to common areas and Landlord’s operation of the Building for bodily injury, including death, and damage to property of others; (b) Standard “All Risk Insurance” for physical loss or property damage insurance in respect of the Building but excluding Tenant‘s trade fixtures, equipment, personal property and any additional improvements which Tenant may construct thereon, together with such insurance as Landlord, in its sole discretion, elect to obtain. Insurance effected by Landlord shall be in amounts and be subject to such deductibles and exclusions and on such terms and conditions as Landlord shall from time to time determine reasonable and sufficient. Notwithstanding the above, Landlord reserves the right to self-insure all or some of the risk.

c.	Waiver of Subrogation. Notwithstanding any other provision of this Lease, Landlord and Tenant release and relieve the other, and waive their entire right of recovery for loss or damage to property located within or constituting a part or all of the Building or the Project where the loss or damage is caused by a peril covered by (a) the injured party’s insurance, or (b) the insurance the injured party is required to carry under this Article 16, whichever is greater. This waiver applies whether or not the loss is due to the negligent acts or omissions of Landlord or Tenant, or their respective officers, directors, employees, agents, contractors, or invitees. Each of Landlord and Tenant shall have their respective property insurers endorse the applicable insurance policies to reflect the foregoing waiver of claims, provided however, that the endorsement shall not be required if the applicable policy of insurance permits the named insured to waive rights of subrogation on a blanket basis, in which case the blanket waiver shall be acceptable.

17.	DESTRUCTION. If during the term, the Premises, Building or Project are more than twenty five percent (25%) destroyed from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within thirty (30) days of such event without compensation to Tenant. If in Landlord’s estimation, the Premises cannot be restored within two hundred forty (240) days (subject to extension for force majeure) following such destruction, the Landlord shall notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within fifteen (15) days of receipt of Landlord’s notice. If neither Landlord nor Tenant terminates this Lease as provided above, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of Base Monthly Rent and Tenant’s Share of Expenses between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant’s use of the Premises.

18.	CONDEMNATION.

a.	Taking. If all of the Premises are taken by Eminent Domain, this Lease shall terminate as of the date Tenant is required to vacate the Premises and all Base and Additional Rent shall be paid to that date. The term “Eminent Domain” shall include the taking or damaging of property by, through or under any governmental or statutory authority, and any purchase or acquisition in lieu thereof, whether the damaging or taking is by government or any other person. If, in the reasonable judgment of Landlord, a taking of any part of the Premises by Eminent Domain renders the remainder thereof unusable for the business of Tenant (or the cost of restoration of the Premises is not commercially reasonable), the Lease may, at the option of either party, be terminated by written notice given to the other party not more than thirty (30) days after Landlord gives Tenant written notice of the taking, and such termination shall be effective as of the date when Tenant is required to vacate the portion of the Premises so taken. If this Lease is so terminated, all Base Monthly Rent and Additional Rent shall be paid to the date of termination. Whenever any portion of the Premises is taken by Eminent Domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent of available proceeds and to the extent it is reasonably prudent to do so, the remainder of the Premises to the condition they were in immediately prior to such taking, and Tenant shall at its expense proceed with all reasonable dispatch to restore its personal property and all improvements made by it to the Premises to the same condition they were in immediately prior to such taking. The Base Monthly Rent and Additional Rent payable hereunder shall be reduced from the date Tenant is required to partially vacate the Premises in the same proportion that the rentable area taken bears to the total rentable area of the Premises prior to taking.

b.	Award. Landlord reserves all right to the entire damage award or payment for any taking by Eminent Domain, and Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request. Tenant shall, however, have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in moving Tenant’s merchandise, furniture, trade fixtures and equipment, provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not out of or as part of Landlord’s damages.

19.	ASSIGNMENT OR SUBLEASE.

19.1	Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity to occupy or use all or any part of the Premises without first obtaining Landlord’s consent, which shall not be unreasonably withheld for transferees meeting Landlord’s then-existing criteria for creditworthiness and use. No assignment or sublease shall release Tenant from the obligation to perform all obligations under this Lease. Any assignment, encumbrance or sublease without Landlord’s written consent shall be voidable and at Landlord’s election, shall constitute a default. In no event may Tenant sublease or assign this Lease to any other tenant (or an affiliate, subsidiary or parent company of such tenant) in the Project or, if applicable, the portfolio of which this Project is a part.

19.2	As a condition for granting its consent to any sublease, Landlord may require, only if the Project is more than fifteen percent (15%) percent vacant, that the rent payable by such assignee or sublessee is at Landlord’s then current rental rate for the Premises or comparable premises in the Building, but not less than the then current Rent under this Lease. As a condition for granting its consent to any assignment, encumbrance or sublease, Landlord may require that the assignee or sublessee remit directly to Landlord on a monthly basis all monies due to Tenant by said assignee or sublessee. Also as a condition to Landlord’s consent to any sublease, such sublease shall provide that it is subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rent; that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (1) terminate the sublease or (2) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord, but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord’s written consent, or by any previous prepayment by sublessee of more than one month’s payment of Base Monthly Rent. No consent to an assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this Article 19.

19.3	The joint and several liability of Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement that modifies any of the rights or obligations of the parties under this Lease, (b) stipulation that extends the time within which an obligation under this

Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease.

19.4	If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 25% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase “controlling percentage” means ownership of and right to vote stock possessing at least 25% of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for election of directors. The requirements of this Section 19.4 shall not apply to corporations the stock of which is traded through an exchange or over the counter.

19.5	One half (1/2) of all rent or other consideration received by Tenant from its subtenants in excess of the Rent payable by Tenant to Landlord under this Lease shall be paid to Landlord, or one-half (1/2) of any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord. Landlord shall be entitled, on request, to audit Tenant’s books to confirm the amounts payable under this Section 19.5. Any willful misreporting by Tenant shall be deemed a non-curable default. In lieu of granting consent to any proposed assignment, subletting or other transfer for which Tenant is required to obtain Landlord’s consent, Landlord reserves the right to terminate this Lease or, in the case of subletting of less than all the Premises, to terminate this Lease with respect to such portion of the Premises, as of the proposed effective date of such assignment, subletting or other transfer, in which event Landlord may enter into the relationship of landlord and tenant with such proposed transferee, unless within fifteen (15) days after receipt of Landlord’s termination notice, Tenant provides written notice to Landlord rescinding its original assignment or subletting notice. Notwithstanding the foregoing, Landlord’s recapture right pursuant to the foregoing sentence shall not apply to a sublease if (a) the term of the sublease ends at least 1 year prior to the end of the term of the Lease and contains no extension rights, and (b) the total rentable area subleased, including the sublease at issue, will be less than 80% of the Premises. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord, whether or not consent is ultimately given, One Hundred Dollars ($100) or Landlord’s reasonable attorney’s fees incurred in connection with such request, whichever is greater, but not to exceed One Thousand Dollars ($1,000).

19.6	No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) if a writ of attachment or execution is levied on this Lease; or (c) if in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

19.7	Notwithstanding the foregoing, Tenant may transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(a)	Any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Tenant;

(b)	any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date of execution of this Lease; or

(c)	any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date of execution of this Lease.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including without limitation the permitted use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Project, Landlord or other tenants of the Project. No later than five (5) business days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Permitted Transfer, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Permitted Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 19.

20.	DEFAULT.

20.1 The occurrence of any of the following shall constitute a default by Tenant: (a) a failure to pay Rent or other charge when due, provided that Landlord shall not exercise any of its rights under this Section 20(a) until Landlord has given Tenant notice of such default and a cure period of three (3) days from receipt of such notice, and Tenant has failed to pay such rent or other charge within such cure period; (b) abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten consecutive days while in monetary default under this Lease shall be conclusively deemed an abandonment and vacation); or (c) failure to perform any other provision of this Lease, provided that Landlord shall not exercise any of its rights under this Section 20(c) until Landlord has given Tenant notice of such default and a cure period of thirty (30) days from receipt of such notice, and Tenant has failed to cure such default within such cure period, provided further that if more than thirty (30) days are required to complete such performance, the cure period shall not be deemed to have run so long as Tenant commences to cure such default within the thirty (30) day period and thereafter diligently pursues its completion. The notice required by this Section is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

20.2 Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in any event thirty (30)

days after written notice by certified mail by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing. Said notice shall specify wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant further agrees not to invoke any of its remedies under this Lease until said thirty (30) days have elapsed. In the event that Landlord shall be in default as set forth in this paragraph, Tenant shall have all options and remedies available to it under this Lease and at law (provided that in no case may the Tenant withhold rent or claim a set-off or deduction from rent).

21.	LANDLORD’S REMEDIES IN CASE OF EVENT OF DEFAULT. Landlord may exercise some or all of the following remedies if Tenant is in default. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

a.	ln the event of a default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(i)	The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(ii)	The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)	The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv)	Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in Subsections 21(a)(i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the prime rate established from time to time by Bank of

America, Main Office, Seattle, Washington, plus two percent (2%). As used in Subsection 21(A)(iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

b.	In the event of any default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of, for the account of and at the risk of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 21(b) shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Landlord shall have no liability to Tenant for, and Tenant hereby releases Landlord from, any direct, indirect or consequential damages that Tenant may suffer as a result of Landlord exercising its rights hereunder to re-enter the Premises, remove all persons and property from the Premises and store such property.

c.	In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all Rent as it becomes due or relet the Premises or any part thereof for the Lease Term on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises, fourth, to the payment of Rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied to payment of future Rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefore by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred, including but not limited to brokers’ commissions, by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

d. In the event of a default by Tenant, without any limitation, Landlord may also (i) bring suit against Tenant for specific performance to require Tenant to remain in the Premises and perform its Lease obligations, and/or (ii) perform, on behalf of Tenant, any obligation of Tenant under this Lease that Tenant has failed to perform and of which Landlord has given Tenant notice as set forth above, the cost of which performance shall be immediately paid by Tenant to Landlord as Additional Rent hereunder. All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease.

22.	ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises upon not less than twenty-four (24) hours’ prior notice except in an emergency for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) to post “for sale” signs at any time during the term, to post “for rent” or “for lease” signs during the last ninety (90) days of the term, or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the term; or (e) to repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord’s entry onto the Premises as provided in this Section 22. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this Section 22. Landlord shall conduct his activities on the Premises as provided herein in a commercially reasonable manner so as to limit inconvenience, annoyance or disturbance to Tenant to the maximum extent practicable. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant’s vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

23. SUBORDINATION; ESTOPPEL CERTIFICATE.

a.	Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed of Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord and reasonably acceptable to Tenant any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust.

Notwithstanding the foregoing, Tenant’s obligation to subordinate this Lease or execute agreements effecting subordination is conditioned on such documents being executed by the Landlord and the ground Landlord, mortgagee, or trust deed beneficiary (as applicable) and on such documents including nondisturbance and recognition language reasonably acceptable to Tenant which prevents such ground Landlord, mortgagee or trust deed beneficiary from disturbing Tenant’s rights under the Lease (including without limitation the right to possession of the Premises) except as expressly permitted by the terms of the Lease. If Landlord’s interest in the Premises or Building is encumbered as of the date of mutual execution hereof or as of the Commencement Date by any financial encumbrances or is a tenant’s interest in one or more ground leases, then Landlord shall, within thirty (30) days after mutual execution hereof, use reasonable efforts to provide to Tenant an executed commercially reasonable nondisturbance or recognition agreement in form reasonably satisfactory to Tenant from each holder or ground Landlord thereof.

c.	b. Estoppel Certificate. Tenant shall, within twenty (20) days of demand, execute and deliver to Landlord a written statement certifying: (i) the commencement and the expiration date of the Term; (ii) the amount of Base

Rent and the date to which it has been paid; (iii) that this Lease is in full force and effect and has not been assigned or amended in any way (or specifying the date and terms of each agreement so affecting this Lease) and that no part of the Premises has been sublet (or to the extent such is not the case, a copy of any sublease); (iv) that Landlord is not in default under this Lease (or if such is not the case, the extent and nature of such default); (v) on the date of such certification, there are no existing defenses or claims which Tenant has against Landlord (or if such is not the case, the extent and nature of such defenses or claims); (vi) the amount of the Security Deposit held by Landlord; and (vii) any other fact or representation that a mortgagee or purchaser may reasonably request. It is intended that any such statement shall be binding upon Tenant and may be relied upon by a prospective purchaser or mortgagee. If Tenant fails to respond within twenty (20) days of receipt of a written request by Landlord therefor, Tenant shall be deemed to have given a certificate as above provided, without modification, and shall be conclusively deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee. If Tenant fails to respond within five (5) days of receipt of a second (2nd) written request by Landlord therefor, Landlord may impose a fee of One Hundred Dollars ($100) per day for each day of delay in providing the statement by Tenant after the five (5) day period.

24.	NOTICE. Any notice, demand or request required hereunder shall be given in writing to the party’s facsimile number or address set forth in Section 1 hereof by any of the following means: (a) personal service; (b) electronic communication, whether by telex, telegram or facsimile with electronic confirmation and with a copy by overnight courier; (c) overnight courier; or (d) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as above provided. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means with electronic confirmation of receipt. Any notice, demand or request sent pursuant to subsection (c) hereof shall be deemed received on the business day immediately following deposit with the overnight courier and, if sent pursuant to subsection (d), shall be deemed received forty-eight (48) hours following deposit in the U.S. mail.

25.	WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, WHERE TENANT HAS RECEIVED A NOTICE TO CURE DEFAULT (WHETHER RENT OR NON-RENT), NO ACCEPTANCE BY LANDLORD OF RENT SHALL BE DEEMED A WAIVER OF SUCH NOTICE, AND, INCLUDING BUT WITHOUT LIMITATION, NO ACCEPTANCE BY LANDLORD OF PARTIAL RENT SHALL BE DEEMED TO WAIVE OR CURE ANY RENT DEFAULT. LANDLORD MAY, IN ITS DISCRETION, AFTER RECEIPT OF PARTIAL PAYMENT OF RENT, REFUND SAME AND CONTINUE ANY PENDING ACTION TO COLLECT THE FULL AMOUNT DUE, OR MAY MODIFY ITS DEMAND TO THE UNPAID PORTION. IN EITHER EVENT THE DEFAULT SHALL BE DEEMED UNCURED UNTIL THE FULL AMOUNT IS PAID IN GOOD FUNDS.

26.	SURRENDER OF PREMISES; CABLE; HOLDING OVER.

a.	Surrender of Premises. Upon expiration of the term, Tenant shall surrender to Landlord the Premises and all Tenant improvements and alterations in good condition, except for ordinary wear and tear, casualty loss to the extent of insurance proceeds received by Landlord, and alterations Tenant has the right or is obligated to remove under the provisions of Section 14 herein. Tenant shall remove all personal property including, without limitation, wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant’s personal property before the expiration of the term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant’s personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of Tenant’s personal property. Tenant shall be liable to Landlord for Landlord’s cost for storage, removal or disposal of Tenant’s personal property.

b.	Cable.

(i)	Within thirty (30) days after the expiration or sooner termination of the Lease or at any time that any of the Wires (as defined below) are no longer in active use by Tenant, Landlord may elect by written notice to Tenant to:

A.	Retain any or all wires, cables, and similar installations appurtenant thereto installed by Tenant (“Wires”) within the Premises or anywhere in the Building outside the Premises, including, without limitation, the plenums or risers of the Building;

B.	Remove any or all of the Wires and restore the Premises or the Building, as the case maybe, to their condition existing prior to the installation of the Wires (“Wire Restoration Work”). Landlord, at its option, may perform such Wire Restoration Work at Tenant’s sole cost and expense; or

C.	Require Tenant to perform all or part of the Wire Restoration Work at Tenant’s sole cost and expense.

(ii)	In the event that Tenant discontinues the use of all or any part of the Wires or is no longer using all or any part of the Wires, Tenant shall within thirty (30) days thereafter notify Landlord of same in writing, accompanied by a plan or other reasonable description of the current type, quantity, points of commencement and termination, and routes of the Wires to allow Landlord to determine if Landlord desires to retain same.

(iii)	In the event Landlord elects to retain any or all of the Wires, Tenant covenants that:

A.	Tenant shall be the sole owner of the Wires, Tenant shall have the sole right to surrender the Wires, and the Wires shall be free of all liens and encumbrances; and

B.	All Wires shall be left in good condition, working order, properly labeled and capped or sealed at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

(iv)	Notwithstanding anything to the contrary in this Lease, Landlord may retain Tenant’s Security Deposit after the expiration or sooner termination of the Lease until one of the following events has occurred with respect to all of the Wires:

A.	Landlord elects to retain the Wires pursuant to Paragraph (i)(A) above;

B.	Landlord elects to perform the Wire Restoration Work pursuant to Paragraph (i)(B) above and the Wire Restoration Work is complete and Tenant has fully reimbursed Landlord for all costs related thereto; or

C.	Landlord elects to require Tenant to perform the Wire Restoration Work pursuant to Paragraph (i)(C) above and the Wire Restoration Work is complete and Tenant has paid for all costs related thereto.

(v)	In the event that Tenant fails or refuses to pay all costs of the Wire Restoration Work within thirty (30) days of Tenant’s receipt of Landlord’s notice requesting Tenant’s reimbursement for or payment of such costs or otherwise fails to comply with the provisions of this Clause, Landlord may apply all or any portion of Tenant’s Security Deposit toward the payment of any costs or expenses relative to the Wire Restoration Work or Tenant’s obligations under this Clause. The retention or application of such Security Deposit by Landlord pursuant to this Clause does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under law or equity.

(vi)	The provisions of this Section 26(b) shall survive the expiration or sooner termination of the Lease.

c. Holdover. If Tenant, with Landlord’s consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable as provided under Washington law (or such lesser time as may be agreed upon by Landlord and Tenant in any amendment to this Lease), by either party. All provisions of this Lease, except those pertaining to term and Rent, shall apply to the month-to-month tenancy. During any holdover term, Tenant shall pay Base Monthly Rent in an amount equal to one hundred fifty (150%) of Base Monthly Rent for the last full calendar month during the regular term plus one hundred percent (100%) of Tenant’s Share of Expenses pursuant to Section 4(b)(3). If Tenant fails to surrender possession of the Premises upon termination or expiration of this Lease and if

Tenant does not obtain Landlord’s written consent to Tenant’s continued occupancy, then Tenant shall be a tenant at sufferance and shall be liable to Landlord for all damages sustained by Landlord as a result thereof, together with Base Monthly Rent at a rate double the amount in effect for the last full calendar month during the regular term plus one hundred percent (100%) of Tenant’s Share of Expenses pursuant to Section 4(b)(3).

27.	LIMITATION OF LANDLORD’S LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS LEASE, AND IN CONSIDERATION OF THE BENEFITS ACCRUING HEREUNDER, TENANT AGREES THAT, IN THE EVENT OF ANY ACTUAL OR ALLEGED FAILURE, BREACH OR DEFAULT OF THIS LEASE BY LANDLORD, LANDLORD’S LIABILITY UNDER THIS LEASE SHALL BE LIMITED TO, AND TENANT SHALL LOOK ONLY TO THE INTEREST OF LANDLORD IN THE BUILDING. TENANT SHALL LOOK SOLELY TO LANDLORD’S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD. LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

28.	BUILDING PLANNING. If Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the Project planning program, upon notifying Tenant in writing and upon receipt of Tenant’s written consent, not to be unreasonably withheld, Landlord shall have the right to move Tenant to other space in the Project that is substantially the same in size, configuration and tenant improvements, such move (including out-of-pocket ancillary costs such as reprinting of stationary) to be at Landlord’s sole cost and expense. Upon such move, the terms and conditions of the original Lease shall remain in full force and effect, save and excepting that a revised Exhibit “A” shall become part of this Lease and shall reflect the location of the new space and Section 1 of this Lease shall be amended to include and state all correct data as to the new space.

29. MISCELLANEOUS PROVISIONS.

a.	Time of Essence. Time is of the essence of each provision of this Lease.

b.	Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 19 herein.

c.	Landlord’s Consent. Any consent required by Landlord under this Lease must be granted in writing and may be withheld or conditioned by Landlord in its sole and absolute discretion, except as otherwise specifically set forth in this Lease.

d.	Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker(s) identified in Section 1, who shall be compensated by Landlord. Landlord and Tenant recognize that it is possible that they may hereafter make additional agreements regarding further extension or renewal of this Lease or a new lease or leases for all or one or more parts of the Premises or other space in the Project for a term or terms commencing after the Commencement Date of this Lease. Landlord and Tenant recognize that it is also possible that they may hereafter modify this Lease to add additional space or to substitute space as part of the Premises. If any such additional agreements, new leases or modifications to this Lease are made, Landlord shall not have any obligation to pay any compensation to any real estate broker or to any other third person engaged by Tenant to render services to Tenant in connection with negotiating such matters, regardless of whether under the circumstances such person is or is not regarded by the law as an agent of Landlord.

e.	Other Charges. If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney’s fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys’ fees charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent Rent.

f.	Force Majeure. Landlord shall not be deemed in default hereof nor liable for damages arising from its failure to perform its duties or obligations hereunder if such is due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes or labor disturbances, civil commotion, delays in transportation, governmental delays or war.

g.	Rules and Regulations. Tenant shall faithfully observe and comply with the “Rules and Regulations”, a copy of which is attached hereto, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the building or Project of said tenant or occupant’s lease or of any of said Rules and Regulations.

h.	Landlord’s Successors. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord’s successor in interest shall be solely responsible for all obligations of Landlord under this Lease. If only a portion of the Project is sold, this Lease shall run with the portion of the Project on which the Building is located, and Tenant’s Share shall be equitably adjusted based on the ratio of Tenant’s square footage to the total square footage of premises in the Project so as to reflect the deletion of any other buildings from the Project.

i.	Interpretation. This Lease shall be construed and interpreted in accordance with the laws of the state in which the premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. “Party” shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

j.	Prior Understandings. Tenant acknowledges that neither Landlord nor anyone representing Landlord has made statements of any kind whatsoever on which Tenant has relied in entering into this Lease. Tenant further acknowledges that Tenant has relied solely on its independent investigation and its own business judgment in entering into this Lease. Landlord and Tenant agree that: this Lease supersedes all prior and contemporaneous understandings and agreement; the provisions of this Lease are intended by them as the final expression of their agreement; this Lease constitutes the complete and exclusive statement of its terms; and no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Lease. No provision of this Lease may be amended except by an agreement in writing signed by the parties hereto or their respective successors in interest, whether or not such amendment is supported by new consideration.

k.	Authority. Tenant represents and warrants to Landlord that this Lease has been duly authorized, executed and delivered by Tenant, and is binding on and enforceable against Tenant. Landlord represents and warrants to Tenant that this Lease has been duly authorized, executed and delivered by Landlord, and is binding on and enforceable against Landlord.

l.	Clean Air Act. Tenant acknowledges that Landlord has not made any portion of the Premises or the Building accessible for smoking in compliance with WAC

296-62-12000. If Tenant wishes to make any portion of the Premises accessible for smoking, Tenant shall make all improvements necessary to comply with all applicable governmental rules and regulations. Tenant acknowledges that the indemnity contained in Section 15 of the Lease includes, but is not limited to claims based on the presence of tobacco smoke as a result of the activities of Tenant, its employees, agents, or guests.

m.	Financial Statements. At any time during the Term of this Lease, but no more than once per year, except in the event of default, Tenant shall upon twenty (20) days prior written notice from Landlord, provide Landlord with a current financial statement. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. In addition, Tenant shall deliver to any lender or buyer of the Project designed by Landlord a current financial statement to facilitate the sale, financing or refinancing of the Project. Notwithstanding the foregoing, to the extent Tenant is a company whose shares are traded on a nationally recognized stock exchange, Tenant may satisfy the foregoing requirements by delivering its most recent quarterly and annual financial reports.

31. RIGHT OF FIRST OPPORTUNITY. This Right of First Opportunity shall apply to space in Building A of the Project that is contiguous with the Premises (the “Expansion Space”). This Right of First Opportunity shall be subordinate to any other pre-existing tenant’s expansion rights as of the date of mutual execution of this Lease and Landlord shall further be entitled to voluntarily allow existing tenants to extend or renew their leases. Except as provided above, at such time as Landlord intends to offer all or any part of the Expansion Space for lease, Landlord shall so notify Tenant, which notice shall include the terms (rate, term, etc.) on which Landlord intends to offer the Expansion Space or part thereof (the “Offered Space”). If Landlord is offering a portion of the Expansion Space in conjunction with other, adjacent space, Landlord may designate the entirety of such offered space as the Offered Space. Tenant shall have five (5) business days from receipt of such notice to notify Landlord that Tenant agrees to enter into a lease for the Offered Space on the terms stated in Landlord’s notice or to enter into a lease for the Offered Space on such other terms as may be mutually agreeable to Landlord and Tenant in their sole discretion. If Tenant does not enter into a lease for the Offered Space as provided in the proceeding sentence, this Right of First Opportunity immediately and without further action by Landlord shall terminate in its entirety. This Right of First Opportunity shall be exercisable by Tenant only if Tenant is in possession of the Premises under this Lease and is not then nor has ever been in default beyond any applicable notice and cure period under this Lease. Notwithstanding any other provision of this Section, this Right of First Opportunity shall expire on the seventy-second (72nd) monthly anniversary of the initial Term of this Lease. Furthermore, this Right of First Opportunity shall be personal to Tenant and may not be exercised by any subtenant or assignee of Tenant.

Landlord:	Teachers Insurance & Annuity Association of America, Inc. a New York corporation

By:
James Garofalo
	Its:	Assistant Secretary

Tenant:		Cepheid, a California corporation

By:

Its:

EXHIBIT A
(the “Premises”)

To be Attached

EXHIBIT B
“The Project”

LEGAL DESCRIPTION - PHASE I (Buildings A-C)

THAT PORTION OF THE WEST HALF OF SECTION 29 AND OF THE EAST HALF OF SECTION 30, TOWNSHIP 27 NORTH, RANGE 5 EAST, W.M., SNOHOMISH COUNTY, WASHINGTON, DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH LINE OF THE AMENDED PLAT OF VILLAGE SQUARE, ACCORDING TO THE PLAT RECORDED IN VOLUME 42 OF PLATS, PAGE 193 THROUGH 198, INCLUSIVE, RECORDS OF SAID COUNTY, SAID POINT BEING NORTH 88°47’26” EAST 627.20 FEET FROM THE NORTHWEST CORNER OF SAID PLAT; THENCE NORTH 883.00 FEET ALONG SAID NORTH LINE TO THE NORTHEAST CORNER OF SAID PLAT; THENCE NORTH 88°47’26 EAST 363.00 FEET ALONG SAID NORTH LINE TO THE NORTHEAST CORNER OF SAID PLAT; THENCE NORTH 48°29’12” EAST 547.38 FEET TO A POINT ON A 325.00 FOOT RADIUS CURVE CONCAVE TO THE NORTHEAST, A RADIAL THROUGH SAID POINT BEARING NORTH 46°29’12” EAST; THENCE NORTHWESTERLY ALONG SAID CURVE AN ARC DISTANCE OF 196.99 FEET TO A POINT OF REVERSE CURVE WITH A 775.00 FOOT RADIUS CURVE TO THE LEFT; THENCE NORTHERLY ALONG SAID 775.00 FOOT RADIUS CURVE AN ARC DISTANCE OF 149.56 FEET TO A POINT OF TANGENCY; THENCE NORTH 19°50’31” WEST 449.04 FEET TO THE POINT OF CURVE OF A 50.00 FOOT RADIUS CURVE TO THE LEFT; THENCE NORTHWESTERLY AND WESTERLY ALONG SAID CURVE AN ARC DISTANCE OF 78.54 FEET TO A POINT OF TANGENCY; THENCE SOUTH 70°09’29” WEST 558.55 FEET; THENCE SOUTH 11°28’14” EAST 281.80 FEET; THENCE SOUTH 6°46’06” EAST 258.77 FEET; THENCE SOUTH 14°04’41” EAST 278.91 FEET; THENCE SOUTH 17°06’43” WEST 170.08 FEET TO THE POINT OF BEGINNING.

(CONTAINING 673,713 SQ. FT. OR 15.466 ACRES, MORE OR LESS)

Cross hatched area denotes Project.

EXHIBIT C

WORK LETTER AGREEMENT
[Landlord constructing Improvements]

     This Work Letter Agreement is part of that certain Lease by and between Teachers Insurance & Annuity Association of America, Inc., a New York corporation (“Landlord”) and Cepheid, a California corporation (“Tenant”).

     This Work Letter Agreement shall govern certain initial improvements to the Premises to be made by Landlord.

1. COMPLETION SCHEDULE.

     Within ten (10) days after the execution of the Lease, Landlord shall deliver to Tenant, for Tenant’s review and approval, a schedule (the “Work Schedule”) setting forth a timetable for the planning and completion of the installation of the Tenant Improvements to be constructed in the Premises, and the Commencement Date for the term of the Lease. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant Improvements. Such Work Schedule shall be submitted to Tenant for its approval and, upon approval by both Landlord and Tenant, such Work Schedule shall become the basis for completing the Tenant Improvement work.

2. TENANT IMPROVEMENTS.

     Reference herein to “Tenant Improvements” shall include all work to be done in the Building pursuant to the Tenant Improvement Plans described in Paragraph 3 below, including, but not limited to, partitioning, doors, ceilings, floor coverings, wall finishes (including paint and wallcovering), electrical (including lighting, switching, telephones, outlets, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork. Landlord at its cost shall perform such work that is in the Building and outside of the Premises as may be required to make the Building a multi-tenant building (e.g., demising the Premises, separating the electrical and mechanical systems, work required by the City of Bothell related to exiting or creating common corridor); provided that Landlord and Tenant shall work cooperatively to ensure that such work is done in a mutually satisfactory manner (both parties acting reasonably).

3. TENANT IMPROVEMENT PLANS.

     Immediately after the execution of the Lease, Tenant agrees to meet with an architect and/or space planner (who shall be reasonably acceptable to both Landlord and Tenant) for the purpose of preparing a space plan for the layout of the Premises. Based upon such space plan, Landlord’s architect shall prepare final working drawings and specifications for the Tenant

Improvements. Such final working drawings and specifications may be referred to herein as the “Tenant Improvement Plans.” The Tenant Improvement Plans must be consistent with Landlord’s standard specifications (the “Standards”) for tenant improvements for the Building, as the same may be changed from time to time by Landlord. Notwithstanding the foregoing, Tenant acknowledges that the electrical and mechanical utilities servicing the Premises will not be fully separated from those servicing other premises; the actual demising and degree of separation of such electrical and mechanical utilities shall be mutually agreed upon by Landlord and Tenant, both acting reasonably.

4. NON-STANDARD TENANT IMPROVEMENTS.

     Landlord shall permit Tenant to deviate from the Standards for the Tenant Improvements; provided that (a) the deviations shall not be of a lesser quality than the Standards; (b) the total lighting for the Premises shall not exceed 1.65 watts per rentable square foot; (c) the deviations conform to applicable governmental regulations and necessary governmental permits and approvals have been secured; (d) the deviations do not require building service beyond the level normally provided to other tenants in the Building and do not overload the floors; and (e) Landlord has reasonably determined that the deviations are of a nature and quality that are consistent with the overall objectives of the Landlord for the Building.

5. FINAL PRICING AND DRAWING SCHEDULE.

     After the preparation of the space plan and after Tenant’s written approval thereof, in accordance with the Work Schedule, Landlord shall cause its architect to prepare and submit to Tenant the final working drawings and specifications referred to in Paragraph 3 hereof. Such working drawings shall be approved by Landlord and Tenant in accordance with the Work Schedule and shall thereafter be submitted to the appropriate governmental body by Landlord’s architect for plan checking and the issuance of a building permit. Landlord, with Tenant’s cooperation, shall cause to be made any changes in the plans and specifications necessary to obtain the building permit. Concurrent with the plan checking, Landlord shall have prepared a final pricing for Tenant’s approval, in accordance with the Work Schedule, taking into account any modifications which may be required to reflect changes in the plans and specifications required by the City or County in which the Premises are located. After final approval of the working drawings, no further changes to the Tenant Improvement Plans may be made without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes shall be subject to the terms of Paragraph 7 hereof.

6. CONSTRUCTION OF TENANT IMPROVEMENTS.

     After the Tenant Improvement Plans have been prepared and approved, the final pricing has been approved and a building permit for the Tenant Improvements has been issued, Landlord shall bid the Tenant Improvement Plans to at least three (3) contractors. Landlord shall review such bids and shall enter into a construction contract with its chosen contractor for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall use commercially reasonable efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 7 hereof. Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord’s reasonable control, including, but not limited to, acts of God, inability to secure governmental approvals or permits, governmental restrictions, strikes, availability of materials or labor or delays by Tenant (or its architect or anyone performing services on behalf of Tenant).

7. PAYMENT OF COST OF THE TENANT IMPROVEMENTS.

a. Landlord hereby grants to Tenant a “Tenant Allowance” of up to $15.00 per square foot or Two Hundred Thirty Eight Thousand Four Hundred Forty Dollars and No Cents ($238,440.00). Such Tenant Allowance shall be used only for:

    (1) Payment of the cost of preparing the space plan and the final working drawings and specifications, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Tenant Improvement Plans. The Tenant Allowance will not be used for the payment of extraordinary design work not included within the scope of Landlord’s building standard improvements or for payments to any other consultants, designers or architects other than the mutually-approved architect and/or space planner (unless otherwise agreed to by Landlord and required by the scope of work).

    (2) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

    (3) Construction of the Tenant Improvements, including, without limitation, the following:

          (a) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items.

          (b) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises.

          (c) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning.

          (d) Any additional Tenant requirements including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

          (e) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Premises.

          (f) All plumbing, fixtures, pipes and accessories to be installed within the Premises.

          (g) Testing and inspection costs.

          (h) Contractor’s fees, including but not limited to any fees based on general conditions.

     (4) All other costs to be expended by Landlord in the construction of the Tenant Improvements, including those costs incurred by Landlord for construction of elements of the Tenant Improvements in the Premises.

b. The cost of each item shall be charged against the Tenant Allowance. In the event that the cost of installing the Tenant Improvements, as established by Landlord’s final pricing schedule, shall exceed the Tenant Allowance, or if any of the Tenant Improvements are not to be paid out of the Tenant Allowance as provided in Paragraph 7a above, the excess shall be paid or bonded by Tenant to Landlord prior to the commencement of construction of the Tenant Improvements.

c. In the event that, after the Tenant Improvement Plans have been prepared and a price therefore established by Landlord, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs thereof shall be paid by Tenant to Landlord prior to the commencement of such work; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Tenant Allowance. Landlord shall have the right to decline Tenant’s request for a change to the Tenant Improvement Plans if such changes are inconsistent with Paragraphs 3 and 4 above, or if the change would, in Landlord’s opinion, unreasonably delay construction of the Tenant Improvements.

d. In the event that the cost of the Tenant Improvements increases as set forth in Landlord’s final pricing due to the requirements of any governmental agency, Tenant shall pay Landlord the amount of such increase within five (5) days of Landlord’s written notice; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Tenant Allowance.

e. Any portion of the Tenant Allowance not used within twelve (12) months of the date of execution of this Lease shall be retained by Landlord.

8. MISCELLANEOUS

     Tenant’s default or failure to perform under this Work Letter Agreement shall be a default under the Lease, and without limiting Landlord’s other rights, Landlord shall be entitled to all of its remedies under the Lease with respect to such default. Any amounts owed by Tenant to Landlord under this Work Letter Agreement shall be Additional Rent owed under the Lease.

EXHIBIT D
(Rules and Regulations)

1.	Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the building or Project without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

2.	If Landlord reasonably objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any windowsill, which is visible from the exterior of the Premises, Tenant shall immediately discontinue such use. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3.	Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Project. The halls, passages, exits, entrances, elevators, escalators and stairways are not open to the general public, but are open, subject to reasonable regulations, to Tenant’s business invitees. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Project and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities. No tenant and no employee or invitee of any tenant shall go upon the roof(s) of the Project.

4.	The directory of the building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5.	Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

6.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.

7.	Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight, which platforms shall be provided at Tenant’s expense. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

8.	Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for Tenant’s permitted use under the Lease. Except as permitted under the Lease, Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

9.	Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

10.	Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

11.	Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the building.

12.	Landlord reserves the right to exclude from the building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the building of any person. Landlord reserves the right to prevent access to the building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

13.	Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the building or by Landlord for noncompliance with this rule.

14.	Except as permitted on the Lease, overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner’s expense.

15.	Tenant shall not obtain for use on the Premises ices, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

16.	Tenant shall not perform or cause to be performed any car maintenance at the Project including but not limited to car washing, cleaning, oil changes, etc.

17.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18.	Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Project. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant’s Lease.

19.	Tenant shall not install any radio or television antenna, loudspeaker or other devices on the roof(s) or exterior walls of the building or Project. Tenant shall not interfere with radio or television broadcasting or reception from or in the Project or elsewhere.

20.	Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except in accordance with the provisions of the Lease pertaining to alterations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21.	Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

22.	Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Tenant shall cooperate to prevent such activities.

23.	Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24.	Tenant shall store all its trash and garbage within its premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25.	The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises or in the Project without landlord’s consent, except that use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages or use of microwave ovens for employees use shall be permitted, provided that such equipment and use is in accordance with all applicable, federal, state county and city laws, codes, ordinances, rules and regulations.

26.	Tenant shall not use in any space or in the public halls of the Project any hand truck except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the building or Project.

27.	Without the written consent of Landlord, Tenant shall not use the name of the building or Project in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

28.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29.	Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30.	Tenant’s requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31.	Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

32.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. In case of conflict, the Lease shall control.

33.	Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted to the extent consistent with the Lease.

34.	Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

35.	Smoking is not permitted within the building, the premises or within fifteen (15) feet of an entrance to a building.

EXHIBIT E
(Tenant Sign Criteria)

CANYON PARK BUSINESS CENTER

The sign criteria have been established for the purpose of maintaining the overall appearance of Canyon Park Business Center Buildings. It must comply with the covenants, conditions and restrictions of Canyon Park Business Center. Conformation will be strictly enforced. Any sign installed without approval of the Landlord will be brought into conformity at the expense of the Tenant.

REQUIREMENTS

1.	Landlord shall provide the following signage at no cost to Tenant:

a)	Tenant’s name and suite number on all exterior project directories.

b)	Tenant’s name and suite number on front entry glass.

c)	Tenant’s name and suite number on rear transom glass where applicable.

2.	Tenant shall be responsible for the 8” logo box on front window and for coordinating the construction, installation and payment of building-mounted company signs. The building-mounted signage shall consist of individual 24” or less high dimensional styrofoam letters in a type style approved by Landlord. Maximum line length shall not exceed 16 feet.

3.	Method of attachment, location, color, font style and size shall be in standard conformity and shall be approved by Landlord prior to installation.

SPECIFICATIONS

1.	The Tenant sign order attached provides the window sign guidelines. The signs will be located on the window closest to the front door.

2.	The style, color and size of the individual company’s name shall be standard and in conformity to the Landlord’s approval. Landlord reserves the right to modify window signage design based on Tenant’s corporate type style and/or format. (See attached sign order).

3.	The placement of the sign and method of attachment to the building will be directed by the Landlord. All wall signage to be placed between panel joints. Signs shall be placed at same height on each building.

4.	No electrical or audible signs will be permitted except those which presently exist in project or which may be required by the Americans With Disabilities Act.

5.	Except as provided herein, no advertising placards, banners, pennants, names, insignia trademarks, “sandwich boards” or other descriptive material shall be affixed or maintained upon the glass, exterior walls, landscaped areas, street, or parking areas.

DIRECTORY

1.	Each Tenant shall be allowed a space on the building directory sign, if applicable.

2.	Method of attachment, location, color and size shall be in standard conformity and shall be solely up to the Landlord’s approval.

MEZZANINE TENANTS

1.	Each mezzanine Tenant shall be allowed a space on the entry sign located at the building entrance, if applicable, and signage on their individual entrance door.

The following is an example of a standard layout for window identification graphics for Canyon Park Business Center. NOTE: the example is a flush-left layout. Your layout may not be flush left depending on the position of your window.

IS LOGO CAMERA READY ARTWORK PROVIDED?	YES ☐ NO ☐
IS LOGO TYPE CAMERA READY ARTWORK PROVIDED?	YES ☐ NO ☐

(LOGO SYMBOL IN COLOR, ALL OTHER COPY MUST BE IN WHITE:)

(IF NO ARTWORK PROVIDED, HELVETICA MEDIUM TYPE WILL BE USED:)

REGARDING THE 11” X 36” TENANT I.D. ZONE:

IF THE TENANT’S NAME OR LOGOTYPE WILL FIT ON:

1 LINE, THEN MAXIMUM LETTER HEIGHT ALLOWED IS 8”
2 LINES, THEN MAXIMUM LETTER HEIGHT ALLOWED IS 5”
3 LINES, THEN MAXIMUM LETTER HEIGHT ALLOWED IS 3”

STATE OF NEW YORK	)
)ss.
COUNTY OF NEW YORK	)

               I certify that I know or have satisfactory evidence that James Garofalo is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Assistant Secretary of Teachers Insurance & Annuity Association of America, Inc. to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

               Dated:                                        .

(Signature)

(Print Name)
Notary Public, in and for the State
of___,	residing
at____________
My Commission Expires ____________

STATE OF	)
)ss.
COUNTY OF ___	)

               I certify that I know or have satisfactory evidence that                is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the ___of Cepheid to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

               Dated:                                        .

(Signature)

(Print Name)
Notary Public, in and for the State
of Washington, residing at________
My Commission Expires __________________